CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-296629 on Form S-6 of our report dated August 11, 2026, relating to the financial statement of FT 13113, comprising Vest Large Cap Deep Buffered 30 Portfolio, Series 62, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 11, 2026